RAND ACQUISITION CORP. II

_____________ ___, 2006

ProChannel Management LLC
461 Fifth Avenue, 25th Floor
New York, New York 10017

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Rand Acquisition Corp. II (“RAC”) and continuing until the consummation by RAC of a “Business Combination” (as described in RAC’s IPO prospectus), ProChannel Management LLC shall make available to RAC certain office and secretarial services as may be required by RAC from time to time, situated at 461 Fifth Avenue, 25th Floor, New York, New York 10017. In exchange therefore, RAC shall pay ProChannel Management LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours,

RAND ACQUISITION CORP. II

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

PROCHANNEL MANAGEMENT LLC

By:
Name:
Title: